UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 15, 2001

Date of Report (Date of earliest event reported)

Cytomedix, Inc.

(Exact name of registrant as specified in its chapter)

Delaware 0-28443 23-3011702

(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

Three Parkway North

Deerfield, Illinois 60015

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 405-7800

Former name or former address, if changed since last report: Not applicable

Item 6. Resignations of Registrant's Directors.

On September 28, 2001, the President of Cytomedix, Inc., James A. Cour, was presented with written Consents executed by a majority of the shareholders in support of a motion to be recognized as "Debtor" under Bankruptcy Rule 9001(5) on behalf of Cytomedix, Inc. in the bankruptcy court action designated Case No. B 27610 in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. The Consents purported to remove the current board of directors and replace them with a slate of new directors. Messrs. Cour, Demarest, and Winger were to be removed from the Company's board of directors, and Messrs. David Crews, Robert Burkett, and Charles Worden were to be elected as new directors of the Company to serve until their successors are duly elected and qualified.

Under applicable Delaware law, this action can be taken without a formal shareholder meeting. Messrs. Cour and Demarest initially challenged this action in a bankruptcy court motion basing their challenge on an alleged violation of the proxy rules. However, on October 15, 2001, Messrs. Cour and Demarest withdrew their objection with the bankruptcy court.

The removal of the former board of directors and election of the new board of directors is no longer contested by any party in any court. Mr. Robert Burkett has been nominated and approved as interim Chairman of the Board. In the formal withdrawal, Messrs. Cour and Demarest tendered their resignations as officers. Mr. Kent Smith was appointed as interim chief executive officer.

Shareholders who did not provide written consents are being promptly notified by the new Board of Directors that Messrs. Crews, Burkett and Worden constitute the new board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytomedix, Inc.

By: /s/Kent Smith

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Kent Smith, Interim Chief Executive Officer/President

Date: October 17, 2001